Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:
Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

_____________________________________________________________________________________________

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $0.52

SEATTLE, WASHINGTON – May 6, 2020, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that on May 5, 2020, its Board of Directors declared a semi-annual cash dividend of $0.52 per share, payable on June 15, 2020 to shareholders of record as of June 1, 2020.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.